UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2012

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 28, 2012 (the “Closing Date”), SunPower Corporation (“SunPower Corporation”) and SunPower Corporation, Systems, a subsidiary of SunPower Corporation (“SunPower”), entered into and closed the transactions contemplated by two Membership Interest Purchase Agreements (each, a “MIPA”) with subsidiaries of MidAmerican Energy Holdings Company (“MidAmerican”), in connection with SunPower's sale, construction and operation of the 579 MW (AC) capacity photovoltaic solar power projects currently under development in California's Antelope Valley region (the “Antelope Valley Solar Projects”).

The Antelope Valley Solar Projects are comprised of 2 separate co-located projects that are owned and under development by subsidiaries of SunPower: (i) an approximately 309 MW (AC) project located in Kern and Los Angeles Counties, California (the “AVSP 1 Project”) owned by Solar Star California XIX, LLC (“AVSP 1”) and (ii) an approximately 270 MW (AC) project located in Kern County, California (the “AVSP 2 Project”) owned by Solar Star California XX, LLC (“AVSP 2”). Each of AVSP 1 and AVSP 2 is party to a separate power purchase agreement to sell renewable electrical power produced by its project.

The purchase, sale, construction and operation of the Antelope Valley Solar Projects has been consummated pursuant to the terms of two separate sets of agreements with substantially similar terms, with one MIPA and its corresponding agreements pertaining to the purchase, sale, construction and operation of the AVSP 1 Project, and the other MIPA and corresponding agreements pertaining to the purchase, sale, construction and operation of the AVSP 2 Project.

Membership Interest Purchase Agreements

On the Closing Date, MidAmerican, through its subsidiaries, purchased from SunPower and SunPower Corporation all of the membership interests in AVSP 1 and AVSP 2 (each purchase, an “Acquisition”). The purchase price for AVSP 1 and AVSP 2 was paid by MidAmerican to SunPower on the Closing Date.

Additionally, on the Closing Date, SunPower and MidAmerican, or their respective affiliates, as applicable, entered into the following:

(a) engineering, procurement and construction contracts (each, an “EPC Contract”) under which SunPower will provide engineering, design, procurement, installation, construction, commissioning and warranty services for the AVSP 1 Project and the AVSP 2 Project, respectively;

(b) management, operations and maintenance agreements (each, an “O&M Agreement”) under which SunPower will provide operation and maintenance services for the AVSP 1 Project and the AVSP 2 Project, respectively;

(c) performance guaranty agreements (each, a “Performance Guaranty Agreement”) under which, subject to certain limitations, SunPower will guarantee the performance of the AVSP 1 Project and the AVSP 2 Project, respectively;

(d) module warranty agreements (each, a “Module Warranty Agreement”), under which SunPower Corporation will provide a warranty of the photovoltaic modules to be installed in the AVSP 1 Project and the AVSP 2 Project, respectively;

(e) guaranties from SunPower Corporation (each, a “SunPower Corporation Guaranty”) in favor of AVSP 1 and AVSP 2, respectively, under which SunPower Corporation guarantees all of the obligations of SunPower under the EPC Contracts, the O&M Agreements and the Performance Guarantee Agreements; and

(f) equity contribution agreements, under which MidAmerican commits to invest equity capital in each of the purchaser companies that are party to the MIPAs in amounts necessary to satisfy all required payments under the MIPAs and the EPC Contracts, provided that SunPower's rights under such equity contribution agreements will terminate upon the closing of certain “qualified financing” of the projects by MidAmerican.

In addition to the AVSP 2 Project, AVSP 2 also holds certain development rights to build an approximately 49 MW (AC) photovoltaic facility (the “AVSP 3 Project”). Following the Closing Date, SunPower will have the option to purchase such rights from AVSP 2 upon receipt of certain consents and agreements that are necessary for the AVSP 3 Project to be owned, constructed and electrically interconnected separately from the AVSP 2 Project. In the event that SunPower does not purchase the AVSP 3 Project development rights, SunPower will be obligated to either (i) obtain, by a specified date, an amendment to the agreement which provides for the electrical interconnection of the AVSP 2 Project to the utility grid in order to reduce the capacity thereunder by 49 MW, or (ii) supply, construct and install the AVSP 3 Project for MidAmerican under the price and terms set forth in the AVSP 2 Project MIPA.

EPC Contracts

Under the EPC Contracts, SunPower agrees to provide engineering, design, procurement, installation, construction, commissioning and warranty services for the AVSP 1 Project and the AVSP 2 Project, including all balance-of-plant systems. The contract price for each EPC Contract is a fixed price and will be payable to SunPower based upon a pre-agreed milestone schedule tied to the approximately 3-year construction period of each project. The aggregate consideration payable by MidAmerican under the EPC Contracts and the MIPAs is an agreed amount between $2.0 billion and $2.5 billion. Payments are subject to an agreed amount of retention, to be released to SunPower at final completion. SunPower will be liable for liquidated damages, subject to caps, for delays in completion and the failure of each project to achieve a required capacity level. SunPower also indemnifies the owner for certain losses under the AVSP 1 and AVSP 2 power purchase agreements and interconnection agreements if SunPower fails to complete construction of the projects by certain dates under those power purchase agreements and for certain tax losses (including with respect to the federal investment tax credit and depreciation benefits available to owner) if SunPower fails to complete construction of either project in accordance with the agreed construction schedule.

Notice to proceed under the EPC Contract for the AVSP 2 Project was issued on the Closing Date. For the AVSP 1 Project only, notice to proceed will be issued upon SunPower obtaining certain governmental approvals required to construct and operate the project and the satisfaction of certain other conditions.

The two EPC Contracts contain covenants requiring SunPower to complete certain project development and construction obligations, some of which are supported by liquidated damages for failure of SunPower to timely complete. The two EPC Contracts also contain customary termination provisions. In addition, MidAmerican may terminate the AVSP 1 EPC Contract in the event that (i) certain changes in tax law have occurred before AVSP 1 Project notice to proceed has been issued and SunPower does not agree to a corresponding reduction in the EPC price, or (ii) the AVSP 1 Project notice to proceed has not been issued by a specified date, in which case SunPower will be obligated to reimburse MidAmerican for the full amount of its investment (including transaction costs) in AVSP 1 and certain other losses and will have the right to repurchase AVSP 1 for nominal consideration. In the event of such termination and repurchase, SunPower and its affiliates may not solicit or engage in any third-party inquiries, discussions or negotiations relating to the sale of the AVSP 1 Project (or any owner thereof) for an agreed “No-Shop Period”, and MidAmerican will have a right of first refusal on the sale of any AVSP 1 Project assets or membership interests in any entity which owns a portion of the AVSP 1 Project for an agreed period of time following the No-Shop Period.

SunPower's obligations under the EPC Contracts are supported by performance security in the form of letters of credit and/or certain alternative security. Performance security is posted over time and reduced based upon installation of the equipment at the relevant project site.

O&M and Performance Guaranty Agreements

Under the O&M Agreements, SunPower agrees to perform operation and maintenance of the AVSP 1 Project and the AVSP 2 Project, including spare parts replacement. SunPower's obligations with respect to each project will extend for 20 years after substantial completion of each project. Service fees for each O&M Agreement will be payable to SunPower on a quarterly basis, according to an agreed formula.

Under the Performance Guaranty Agreements, SunPower guaranties certain minimum project performance levels. SunPower will pay damages if these project performance levels are not met and will receive a bonus in certain circumstances if such project performance levels are exceeded. Under certain circumstances, a project's Performance Guaranty Agreement will be replaced by a solar panel degradation warranty.

SunPower's obligations under each project's Performance Guaranty Agreement and O&M Agreement collectively are subject to an aggregate annual cap.

Module Warranty Agreements

Under the Module Warranty Agreements, SunPower Corporation provides a 25 year warranty for all installed photovoltaic modules.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. SunPower Corporation uses words and phrases such as “will,” “obligated to,” “may,” “agrees to” and similar terms to identify forward-looking statements in this report, including forward-looking statements regarding (a) payment in full of the EPC Contract price for the projects, and (b) timely issuance of notice to proceed for the AVSP1 Project. Such forward-looking statements are based on information available to SunPower Corporation as of the date of this report and involve a number of risks and uncertainties, some beyond SunPower Corporation's control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as: (i) unanticipated delays or difficulties securing necessary permits, licenses or other governmental approvals, or necessary land use rights and other third party consents, and litigation related thereto; (ii) construction difficulties or potential delays in the project development and implementation process; (iii) early termination in the agreements between MidAmerican and SunPower and/or its affiliates, including the EPC Contracts; (iv) the risk of continuation of supply of products and components from suppliers; (v) unanticipated problems with deploying the system on the site, including engineering, design, procurement, installation, construction, commissioning and warranty issues; (vi) evolving law including permitting, financing, grid interconnection, technical, and other customer or regulatory requirements, and SunPower's and MidAmerican's ability to satisfy such requirements; (vii) general business and economic conditions, and growth trends in the solar power industry; (viii) the continuation of governmental and related economic incentives promoting the use of solar power; (ix) construction difficulties or potential delays in the project implementation and completion process including those caused by force majeure events and other factors; (x) changes in law impacting the federal investment tax credit; (xi) MidAmerican's ability to obtain project financing for the projects and its ability to make timely payments to SunPower in accordance with the agreed payment schedule for the projects; (xii) timely receipt of the federal investment tax credit for the projects in accordance with the expected schedule; (xiii) events that prevent or delay notice to proceed from being issued for the AVSP 1 Project; (xiv) SunPower's ability to decrease the amount of its performance security for the projects and its ability to meet other security or financial obligations; (xv) SunPower's ability to meet its 25 year warranty obligations and other performance guarantees as planned; (xvi) the timeline of revenue recognition for the projects, including its impact on SunPower's operating results; and (xvii) other risks described in SunPower Corporation's Annual Report on Form 10-K for the year ended January 1, 2012 and Quarterly Reports on Form 10-Q for the quarters ended April 1, 2012, July 1, 2012 and September 30, 2012, and other filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing SunPower Corporation's views as of any subsequent date, and SunPower Corporation is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: January 1, 2013	By:	/S/ CHARLES D. BOYNTON
	Name:	Charles D. Boynton
	Title:	Executive Vice President and Chief Financial Officer